Exhibit 99.1
EXECUTION COPY
AMENDMENT NO. 3 TO CREDIT AGREEMENT
     AMENDMENT No. 3 dated as of April 17, 2009 to the Credit Agreement dated as of September 22, 2008 (as amended from time to time, the “Credit Agreement”) between AMERICAN INTERNATIONAL GROUP, INC., as Borrower (the “Borrower”) and the FEDERAL RESERVE BANK OF NEW YORK, as Lender (the “Lender”).
PRELIMINARY STATEMENTS
     WHEREAS, Borrower has requested Lender to make certain changes to the Credit Agreement as described herein, and Lender has agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement to effect such changes as set forth below.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
     Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “this Agreement”, “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference in the Credit Agreement, and each reference in any other Loan Document to “the Credit Agreement”, “thereof”, “thereunder”, “therein” or “thereby” or other similar reference to the Credit Agreement, shall, after the Amendment No. 3 Effective Date (as defined in Section 11 of this Amendment), refer to the Credit Agreement as amended hereby.
     Section 2. Amendments to Definitions.
     (a) Section 1.01 of the Credit Agreement is amended by adding or amending (as applicable) the following definitions to read in their entirety as follows:
“Amendment No. 3 Effective Date” shall mean the “Amendment No. 3 Effective Date” as defined in Amendment No. 3 hereto dated as of April 17, 2009.
“Equity Issuance” shall mean any issuance or sale by the Borrower or any Subsidiary of any Equity Interests of such Borrower or Subsidiary except (a) any issuance or sale to the Borrower or any Subsidiary, (b) any issuance of directors’ qualifying shares, (c) sales or issuances of equity securities of the Borrower under any employee benefit plan, employment agreement or similar arrangement in existence on the Closing Date, (d) issuance of Equity Interests pursuant to the Borrower’s or any

Subsidiary’s obligations under so-called “alternative payment mechanisms” or similar provisions in the Outstanding Hybrid Securities and (e) any issuance of Series E Preferred Stock, Series F Preferred Stock or Series F Warrant to the United States Department of the Treasury.
“LIBO Rate” shall mean (a) with respect to the initial Interest Period, 3.50%, (b) with respect to the period commencing on the day following the last day of the initial Interest Period and ending on the day before the Amendment No. 3 Effective Date, the greater of (i) 3.50% per annum and (ii) the rate per annum determined by the Lender on the last day of the preceding Interest Period by reference to the London Inter-bank Offered Rate, (c) with respect to the period commencing on the Amendment No. 3 Effective Date and ending on the first Quarterly Payment Date thereafter, the rate per annum determined by the Lender on the Amendment No. 3 Effective Date by reference to the London Inter-bank Offered Rate and (d) with respect to each subsequent Interest Period, the rate per annum determined by the Lender on the last day of the preceding Interest Period by reference to the London Inter-bank Offered Rate; provided that to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Lender to be representative of the rates per annum at which three-month deposits in Dollars are offered to major banks in the London interbank market in London, England by the Lender on the last day of the preceding Interest Period.
“London Inter-bank Offered Rate” shall mean the British Bankers’ Association London Inter-bank Offered Rate for three-month deposits in Dollars (as set forth by any service selected by the Lender that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates).
“Series E Preferred Stock” shall mean the Series E Fixed Rate Non-Cumulative Perpetual Preferred Stock of the Borrower, par value $5.00 per share, to be issued to the United States Department of the Treasury in exchange for 4,000,000 shares of the Borrower’s Series D Fixed Rate Cumulative Perpetual Preferred Stock, par value $5.00 per share, pursuant to the terms of a Securities Exchange Agreement dated as of April 17, 2009, between the Borrower and the United States Department of the Treasury.
“Series F Preferred Stock” shall mean the Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock of the Borrower, par value $5.00 per share, to be issued to the United States Department of the Treasury pursuant to the terms of a Securities Purchase Agreement dated as of April 17, 2009, between the Borrower and the United States Department of the Treasury.
“Series F Warrant” shall mean a warrant to purchase 3,000 shares of the Borrower’s common stock, issued by the Borrower to the United States Department of the Treasury concurrently with the issuance of the Series F Preferred Stock.
     (b) The definition of “Net Cash Proceeds” in Section 1.01 of the Credit Agreement is hereby amended by adding immediately after the comma and prior to the word “net” in clause (a) of such definition the words “(A) plus any net gain (and minus any net loss) arising from the settlement of any Swap Contract entered into by the Borrower or any Subsidiary in accordance with Section 6.10(b) with respect to such Asset Sale and (B)”.
     Section 3. Amendment to Voluntary Prepayment Mechanics. Section 2.09(a) of the Credit Agreement is hereby amended to read in its entirety as follows:
“(a) The Borrower shall have the right at any time and from time to time to prepay the Loans, in whole or in part, by giving telephonic notice to the Lender not later than 2:00 p.m. New York City time the Required Number of Days prior to the proposed date of such prepayment; provided that the Borrower agrees to use good-faith efforts to provide the Lender earlier notice of such prepayments when practicable. Each such telephonic notice of prepayment shall be confirmed promptly by e-mail to the Lender. If, following any partial prepayment pursuant to this Section 2.09(a), there will be any Original Principal Amount outstanding, each such partial voluntary prepayment pursuant to this Section 2.09(a) shall be in a gross amount determined such that the portion of such gross amount allocated to the Original Principal Amount in accordance with Section 2.10(i) and paragraph (a) of Annex A is equal to an integral multiple of $10,000,000 and not less than $50,000,000. If, following any partial prepayment pursuant to this Section 2.09(a) there will be no Original Principal Amount Outstanding, each such partial voluntary prepayment pursuant to this Section 2.09(a) shall be in an amount that is an integral multiple of $10,000,000 and not less than $50,000,000. Notwithstanding the foregoing, no more than two repayments each in a gross amount that causes the Original Principal Amount paid in connection with such voluntary prepayment to exceed $10,000,000,000 may be made by the Borrower in any period of five consecutive Business Days without the written approval of the Lender.”

     Section 4. Amendment to Mandatory Prepayment Mechanics. (a) Section 2.10 of the Credit Agreement is hereby amended (i) by adding at the end of Sections 2.10(b), 2.10(c), 2.10(d), 2.10(e) and 2.10(f) the words “(subject to adjustment in accordance with Section 2.10(i) and Annex A)” and (ii) by amending Section 2.10(i) to read in its entirety as follows:
“(i) The gross amount of any prepayment pursuant to Section 2.09 or this Section 2.10 shall be allocated between the Original Principal Amount, accrued interest and the remaining principal amount as set forth in Annex A, as such Annex A may be modified from time-to-time pursuant to an agreement in writing entered into by the Lender and the Borrower.”
     (b) the Credit Agreement is hereby amended by adding a new Annex A in the form attached hereto as Exhibit 1.
     Section 5. Amendments to Certain Affirmative Covenants. (a) Section 5.04(f) of the Credit Agreement is hereby amended to read in its entirety as follows:
“(f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders generally, as the case may be (except that the Borrower and its Subsidiaries shall not be obligated to furnish to the Lender copies of such materials so long as (i) such materials are publicly available as posted on the Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) or are on the Borrower’s website and (ii) the Borrower has provided the Lender with notice that any such materials relating to or reflecting the occurrence of a Material Adverse Regulatory Event or any other event that could reasonably be expected to have a materially adverse impact upon the business, assets, liabilities, operations, condition (financial or otherwise), operating results or prospects of the Subsidiary filing such materials or of the Borrower and the Subsidiaries, taken as a whole, have been so posted);”
     (b) Section 5.04(i) of the Credit Agreement is hereby amended to read in its entirety as follows:
“(i) as soon as available but not later than 150 days after the close of each fiscal year of each Insurance Subsidiary or, if later, 10 days following the date on which the unaudited Annual Statement of each Insurance Subsidiary (if required to be prepared by the applicable Governmental Authority by applicable law) is required to be delivered to the applicable Governmental Authority by applicable law, copies of the unaudited Annual Statement of such Insurance Subsidiary, the Annual Statement and a list of all jurisdictions in which the Annual Statement was filed, to be certified by a Responsible Officer of such Insurance Subsidiary, all such statements to be prepared in accordance with SAP consistently applied throughout the periods reflected therein and, if required by the applicable Governmental Authority, audited and certified by independent certified public accountants of recognized national standing;”
     (d) Section 5.04(l) of the Credit Agreement is hereby amended to read in its entirety as follows:
“(l) within 90 days after the close of each Fiscal Year of each Insurance Subsidiary or, if later, 10 days following the date on which the “Statement of Actuarial Opinion” and “Management Discussion and Analysis” for each Insurance Subsidiary (if required to be prepared by the applicable Governmental Authority by applicable law) is required to be delivered to the applicable Governmental Authority by applicable law, a copy of the “Statement of Actuarial Opinion” and “Management Discussion and Analysis” for each such Insurance Subsidiary which is provided to the applicable Department as to the adequacy of loss reserves of such Insurance Subsidiary, such opinion to be in the format prescribed by the insurance code of the state of domicile of such Insurance Subsidiary;”
     (e) Section 5.04(n) of the Credit Agreement is hereby amended to read in its entirety as follows:
“(n) prior to the filing thereof, copies of any proposed filing on Form D and any supporting materials that the Borrower or any Insurance Subsidiary that is a Domestic Subsidiary intends to file with any applicable Department, and copies of any proposed equivalent filing and any supporting materials that the Borrower or any Insurance Subsidiary that is a Foreign Subsidiary intends to file with any applicable Department;”
     (f) Section 5.04 of the Credit Agreement is hereby amended to add the following paragraph immediately after paragraph (r) thereof:
“Notwithstanding the foregoing, reports required to be delivered under paragraphs (i), (j) and (l) above with respect to any Insurance Subsidiary may be provided as part of a consolidated report for a group of Insurance Subsidiaries including such Insurance Subsidiary, consistent with the Borrower’s past practices and in accordance with applicable laws.”
     Section 6. Amendments to Certain Negative Covenants:
     (a) Section 6.02 of the Credit Agreement is amended by deleting “and” at the end of paragraph (j) thereof, by re-lettering paragraph (k) as paragraph (l) and adding the following new paragraph (k):
“(k) Liens on cash deposits securing Swap Contracts entered into pursuant to Section 6.10(b); and”
     (b) The proviso to Section 6.06(a) of the Credit Agreement is hereby amended by amending clause (iii) thereof to read in its entirety as follows:
“(iii) so long as no Default shall have occurred and be continuing or would result therefrom, the Borrower may make payments of non-cumulative cash dividends on its Series E Preferred Stock and its Series F Preferred Stock at a rate not to exceed 10% per annum.”
     (c) Section 6.10 of the Credit Agreement is hereby amended to read in its entirety as follows:
“Section 6.10. Hedging Arrangements. Enter into any Swap Contract except (a) in the case of any Swap Contract constituting a credit default swap or other similar credit derivative transaction, to the extent consistent with policies approved by the Lender from time to time, (b) Swap Contracts entered into consistent with prudent business practice to hedge or mitigate foreign exchange risks associated with fluctuations in the value of any cash proceeds of such Asset Sale that will not be received in Dollars and (c) otherwise, Swap Contracts entered into in the ordinary course of business and consistent with prudent business practice to hedge or mitigate risks to which the Borrower or its Subsidiaries are exposed in the conduct of their business or management of their liabilities.”
     Section 7. Amendments to Exhibit D. Exhibit D of the Credit Agreement is hereby amended to read in its entirety as set forth in Exhibit 2 hereto.
     Section 8. Certain Technical Amendments.
     (a) Schedule 8.01 of the Credit Agreement is hereby amended by replacing the entry requiring that notices be copied to Marshall S. Huebner and Bradley Y. Smith with the following new entry:
Davis Polk & Wardwell
450 Lexington Avenue, New York, New York 10017
Attention: Ethan T. James
Telephone: (212) 450-4000

     (b) Each reference in the Credit Agreement to “Swap Agreement” is hereby replaced with the words “Swap Contract”.
     Section 9. Amendments to Guarantee and Pledge Agreement. The definition of “Secured Obligations” in the Guarantee and Pledge Agreement is hereby amended to read in its entirety as follows:
““Secured Obligations” means (a) all principal of all Loans outstanding from time to time under the Demand Notes and the Credit Agreement, all interest (including Post-Petition Interest) on all such Loans and all other amounts now or hereafter payable by the Borrower pursuant to the Demand Note Security Agreements and the Loan Documents and (b) all obligations (if any) that the Borrower and the Lender shall hereafter agree in writing to designate as additional Secured Obligations.”
     Section 10. Representations of Borrower. The Borrower represents and warrants on the Amendment No. 3 Effective Date (as defined in Section 11 of this Amendment) that (i) except for the matters set forth in Schedule I, the representations and warranties of Borrower contained in Article 3 of the Credit Agreement and by any Loan Party in any other Loan Document shall be true and correct on and as of the Amendment No. 3 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date and (ii) no Default or Event of Default shall exist on the Amendment No. 3 Effective Date after giving effect to this Amendment.
     Section 11. Conditions to Effectiveness. This Amendment shall become effective on the date (the “Amendment No. 3 Effective Date”) when, and only when, each of the following conditions shall have been satisfied to the satisfaction of Lender:
     (a) Execution of Counterparts. Lender shall have received from Borrower a counterpart hereof signed by Borrower;
     (b) Execution of Consent. Lender shall have received counterparts of a consent substantially in the form of Exhibit 3 to this Amendment, duly executed by each Guarantor; and
     (c) Expenses. Lender shall have received reimbursement for all costs and expenses (including fees, charges and disbursements of counsel to Lender) to the extent required by Section 8.05(a) of the Credit Agreement, including in connection with the preparation, negotiation and execution of this Amendment.
     Section 12. Certain Consequences Of Effectiveness. On and after the Amendment No. 3 Effective Date, the rights and obligations of the parties hereto shall be governed by the Credit Agreement as amended by this Amendment; provided that the rights and obligations of the parties to the Credit Agreement with respect to the period prior to the Amendment No. 3 Effective Date shall continue to be governed by the provisions of the Credit Agreement prior to giving effect to this Amendment. Each Loan Document, as specifically amended hereby, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects. Without limiting the foregoing, the Security Documents and all of the Collateral do and shall continue to secure the payment of all obligations under the Loan Documents as amended hereby.
     Section 13. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
     Section 14. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

AMERICAN INTERNATIONAL
GROUP, INC., as Borrower

By:	/s/ Anastasia D. Kelly

Name: Anastasia D. Kelly
Title: Vice Chairman

FEDERAL RESERVE BANK OF
NEW YORK, as Lender

By:	/s/ Steven J. Manzari

Name: Steven J. Manzari
Title: Senior Vice President

EXHIBIT 1
Annex A
Prepayment Application Protocol
(a) Subject to paragraph (b) below, the gross amount of any prepayment pursuant to Section 2.09 or Section 2.10 of the Credit Agreement shall be allocated as follows:
(A) The portion of the gross amount of any prepayment to be allocated to accrued interest on the Original Principal Amount for the period ending on the next following Quarterly Payment Date (“current interest”) will be (i) the amount of the gross prepayment times (ii) a fraction (x) the numerator of which is the amount of interest accrued on the Original Principal Amount from and including the last Quarterly Payment Date on or prior to the date the related prepayment is to be made to but not including such date of prepayment and (y) the denominator of which is the sum of the Original Principal Amount immediately prior to giving effect to such prepayment plus the amount in (ii)(x).
(B) The balance of the gross prepayment shall be applied to the Original Principal Amount.
(C) The balance, if any, of the gross amount shall be applied to pay the remaining principal amount of, and current interest on, the Loans outstanding in the manner and order as described in this paragraph (a).
For avoidance of doubt, the amount referred to in clause (A)(ii)(x) in the case of a prepayment on a Quarterly Payment Date will be zero, so that 100% of any prepayment on any Quarterly Payment Date will be applied pursuant to clauses (A) and (B) of this paragraph (a).
(b) If, following the application of the gross amount of any prepayment required pursuant to Section 2.10 of the Credit Agreement in accordance with paragraph (a) above there would be any Original Principal Amount outstanding, then:
(A) the amount that would otherwise be allocated to Original Principal Amount pursuant to clause (a)(B) above shall be rounded down to the minimum extent necessary so that such amount is an integral multiple of $10,000,000;
(B) the amount that would otherwise be allocated to current interest pursuant to clause (a)(A) above shall be reduced to the amount of interest that has accrued on the amount referred to in clause (b)(A) above.

EXHIBIT 2
[See next page]

EXHIBIT D
Summary of Terms of Preferred Stock and Related Issues

Issuer	American International Group, Inc. (“AIG”).

Purchaser	AIG Credit Facility Trust, a new trust established for the sole benefit of the United States Treasury (“Trust”).

Securities	100,000 shares of Series C Perpetual, Convertible, Participating Preferred Stock, par value $5.00 per share (“Preferred Stock”).

Consideration
$500,000 plus the lending commitment of the Federal Reserve Bank of New York (“NY Fed”); AIG’s board acknowledged the receipt of value at least equal to the aggregate par value of the shares of Preferred Stock in connection with their issuance.

Voting rights
Except where a class vote is required by law, the Preferred Stock will vote with the common stock on all matters submitted to AIG’s stockholders, and will be entitled to an aggregate number of votes equal to (i) the Number of Underlying Shares (as defined below), as adjusted pursuant to the anti-dilution provisions, minus (ii) the votes, if any, attributable to shares of common stock previously issued on any partial conversion of the Preferred Stock; provided that the number of votes attributable to the Preferred Stock shall not exceed the Threshold Percentage of the aggregate number of votes of the Preferred Stock and the shares of common stock then outstanding. The “Threshold Percentage” means a quotient obtained by dividing (x) the Number of Underlying Shares by (y) the sum of the Number of Underlying Shares and the Number of Outstanding Shares each as defined below and expressed as a percentage.

Dividends
The Preferred Stock will be entitled to participate in any dividends paid on the common stock, and shall receive (i) the dividends attributable to the Number of Underlying Shares, as adjusted pursuant to the anti-dilution provisions, minus (ii) the dividends, if any, paid with respect to shares of common stock previously issued on any partial conversion of the Preferred Stock; provided that the dividends attributable to the Preferred Stock shall not exceed the Threshold Percentage of the aggregate amount of dividends paid on the Preferred Stock and the shares of common stock then outstanding.

Conversion
Upon the effectiveness of the amendment to AIG’s restated certificate of incorporation described in clause (i) under “Stockholder vote,” the Preferred Stock will be convertible into a number of shares of common stock (the “Number of Underlying Shares”) equal to the excess of (a) the product of 3.9751244 times the Number of Outstanding Shares as of such date over (b) the sum of (i) 53,798,766 (the number of shares of common stock underlying the 2008 Warrants), (ii) the initial number of shares of common stock underlying any warrants or other securities convertible into, exchangeable for or representing the right to receive shares of common stock (other than the

Preferred Stock and the 2008 Warrants) that are beneficially owned by the Treasury (as defined below) (or any vehicle on its behalf) and (iii) so long as any shares of Preferred Stock are beneficially owned by the Treasury (or any vehicle on its behalf), any shares of common stock directly owned by the Treasury (or any vehicle on its behalf) as of such date other than (A) the shares of common stock referred to in (i) and (ii) above and (B) any shares of common stock received upon conversion of the Preferred Stock. The “Number of Outstanding Shares” means, as of any date, the number of shares of common stock outstanding as of the date of issuance of the Preferred Stock plus the number of shares of common stock, if any, issued on or prior to such date in settlement of AIG’s Equity Units. “Treasury” means either the United States Department of the Treasury or the United States Treasury.

Anti-Dilution Provisions	The Preferred Stock will have customary anti-dilution provisions.

Term	Perpetual.

Liquidation preference	$500,000 in aggregate.

Stockholder vote
At AIG’s 2009 annual meeting of stockholders, the stockholders will vote on, among other things, amendments to AIG’s certificate of incorporation to (i) permit AIG’s Board of Directors to issue classes of serial preferred stock that are not of equal rank and to cause AIG’s Series D Fixed Rate Cumulative Perpetual Preferred Stock and any other series of serial preferred stock subsequently issued to the United States Department of the Treasury to rank senior to the Preferred Stock and any other subsequently issued series of serial preferred stock that is not issued to the United States Department of the Treasury and (ii) eliminate any restriction on the pledging of all or substantially all of the property or assets of AIG. The Trust will have the right to cause AIG’s Board of Directors to call a special meeting of the stockholders or, if so elected by the Trust, direct that the following amendments be considered at an annual meeting. At such meeting, the stockholders, with the common stockholders voting as a separate class in the case of the matters in clause (i), will vote on (i) amendments to AIG’s certificate of incorporation to (a) reduce the par value of AIG’s common stock to $0.000001 per share and (b) increase the number of authorized shares of common stock to 19 billion and, if such amendments are not approved, (ii) amendments to AIG’s certificate of incorporation to decrease the par value of AIG’s serial preferred stock to $0.00004 and increase the number of authorized shares of AIG’s serial preferred stock to 13 billion, and amend the terms of the Preferred Stock to increase the number of shares of Preferred Stock and adjust the conversion ratio so that each share of Preferred Stock would be convertible into common stock on approximately a one-to-one basis.

Equity issues
So long as the Trust’s equity ownership, determined as the sum of its ownership of common stock received upon the conversion of the Preferred Stock and still owned by the Trust and the number of shares of common stock underlying the Preferred Stock owned by the Trust (whether or not the Preferred Stock is then convertible), shall equal or exceed 50% of the Number of Underlying Shares (as adjusted pursuant to the anti-dilution provisions), AIG shall not issue any capital stock, or any securities or instruments convertible or exchangeable into, or exercisable for, capital stock, without the written consent of the Trust other than (i)(x) issues of capital stock to satisfy any security or instrument existing on September 16, 2008 that is exercisable for, convertible into or exchangeable for common stock, (y) in respect of equity compensation awards issued in the ordinary course of business under AIG’s Amended and Restated 2007 Stock Incentive Plan or AIG’s Amended and Restated 2002 Stock Incentive Plan or (z) in respect of any tax-qualified plan approved in the ordinary course of business by the Board of Directors of AIG that meets the requirements of Sections 401(a) or 423 of the Internal Revenue Code and (ii) subsequent to written notice from the Trust that AIG’s corporate governance arrangements are satisfactory to the trustees (x) in respect of equity compensation awards issued under any equity compensation plan (including any material amendments thereto) approved by shareholders after September 16, 2008 in accordance with the shareholder approval requirements of the NYSE Listed Company Manual or (y) in any one year, up to 0.5% of the outstanding shares of common stock pursuant to any other employee benefit plan, employment contract or similar arrangement that is approved by the Compensation and Management Resources Committee of the Board of Directors of AIG.

Governance	AIG and its board will work in good faith with the trustees of the Trust to ensure corporate governance arrangements satisfactory to the trustees.

Registration rights
AIG will enter into a customary agreement providing for demand registration rights for the Preferred Stock and the underlying common stock, will apply for the listing on the NYSE of the common stock underlying the Preferred Stock, and will take such other steps as the NY Fed may reasonably request to facilitate the transfer of the Preferred Stock or common stock received on conversion of the Preferred Stock.

Regulation
AIG will use its reasonable best efforts to take all actions necessary or appropriate for obtaining any regulatory approvals, notices, waivers or consents related to the issuance and acquisition of the Preferred Stock or the conversion thereof that are reasonably determined by AIG to be material and will assist the Trust in such matters.

NYSE
AIG will take all actions necessary or expedient for obtaining NYSE approval for the issuance and voting of the Preferred Stock, including actions required of the audit committee of the board of AIG to take advantage of the exemption from the NYSE’s stockholder approval requirements set forth in Section 312.05 of the NYSE Listed Company Manual.

Takeover laws
AIG will take all actions necessary or expedient in order to exempt the acquisition and ownership of the Preferred Stock and any common stock issued upon conversion of the Preferred Stock from (i) the requirements of any applicable “moratorium”, “control share”, “fair price” or other anti-takeover laws and regulations of any jurisdiction, including Section 203 of the Delaware General Corporation Law, and (ii) any other applicable provision of the organizational documents of AIG or the comparable organizational documents of any subsidiary of AIG.

EXHIBIT 3
GUARANTOR CONSENT TO
AMENDMENT NO. 3 TO CREDIT AGREEMENT
     Reference is made to Amendment No. 3 dated as of April 17, 2009 between American International Group, Inc., as Borrower (the “Borrower”) and the Federal Reserve Bank of New York, as Lender (the “Lender”) (the “Amendment”). Unless otherwise specifically defined herein, each term used herein that is defined in the Amendment shall have the meaning assigned to such term in the Amendment.
     Each of the undersigned hereby consents to the Amendment and hereby confirms and agrees that (a) notwithstanding the effectiveness of the Amendment, each Loan Document to which it is party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of the Amendment, each reference in the Loan Documents to the “Credit Agreement”, “thereof”, “thereunder”, “therein” or “thereby” or similar references to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by the Amendment and (b) the Loan Documents to which each of the undersigned is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all obligations under the Loan Documents, as amended hereby.

[GUARANTORS]

By:

Name:
Title:

SCHEDULE I
•	With respect to the representations set forth in Section 3.06 and 3.09(a)(ii), the matters disclosed in the Borrower’s Annual Report on Form 10-K for the year ended December 31, 2008 (the “2008 10-K”).

•	With respect to the representations set forth in Section 3.09(b) or Section 3.10, the matters referred to in the 2008 10-K under “Risk Factors — Change of Control”).